Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:

Hometown Financial Group, Inc.

Gil Ehmke – Senior Executive Vice President, CFO and Treasurer

413.779.2296 | gehmke@bankesb.com

Randolph Bancorp, Inc.

William M. Parent – President and Chief Executive Officer

617.925.1955 | wparent@envisionbank.com

HOMETOWN FINANCIAL GROUP, INC. AND RANDOLPH BANCORP, INC. ANNOUNCE RECEIPT OF REGULATORY APPROVALS AND TARGETED CLOSING DATE OF MERGER.

EASTHAMPTON AND QUINCY, MASSACHUSETTS, September 27, 2022 – Hometown Financial Group, Inc. (“Hometown”), the multi-bank holding company for bankESB, bankHometown and Abington Bank, and Randolph Bancorp, Inc. (NASDAQ: RNDB) (“Randolph”), the bank holding company for Envision Bank, jointly announced today that all regulatory approvals relating to the acquisition by Hometown of Randolph and Envision Bank have been received.  Randolph shareholders previously approved the merger at a special meeting of shareholders held on June 29, 2022.  The merger is targeted to close on October 7, 2022, subject to the satisfaction of other customary closing conditions.

Under the terms of the merger agreement, Randolph shareholders will receive cash of $27.00 for each share of Randolph.

Forward Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act.  Forward-looking statements include statements regarding the proposed merger and its timing. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe”, “expect”, “anticipate”, “estimate”, and “intend” or future or conditional verbs such as “will”, “would”, “should”, “could” or “may”.  These forward-looking statements are necessarily speculative and speak only as of the date made, and are subject to numerous assumptions, risks and uncertainties, all of which may change over time.  Actual results could differ materially from such forward-looking statements. Certain factors that could cause actual results to differ materially from expected results include: failure to satisfy any of the conditions to the transaction on a timely basis or at all or other delays in completing the merger; the reputational risks and the reaction of Hometown’s and Randolph’s customers to the transaction; ongoing disruptions due to the COVID-19 pandemic on the global economy and financial market conditions and the business, results of operations, and financial condition of Hometown or Randolph; the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the merger agreement;  difficulties in achieving cost savings from the merger or in achieving such cost savings within the expected time frame; difficulties in integrating Randolph; increased competitive pressures; changes in the interest rate environment; changes in general economic conditions; legislative and regulatory changes that adversely affect the business in which Randolph is engaged; changes in the securities markets and other risks and uncertainties.  Additional factors that could cause results to differ materially from those described above can be found in Randolph’s Annual Report on Form 10-K for the year ended December 31, 2021 and in its subsequent Quarterly Reports on Form 10-Q, including in the respective Risk Factors sections of such reports, as well as in subsequent filings with the Securities and Exchange Commission, each of which is on file with the Commission and available in the “Investors Relations” section of Randolph’s website, www.randolphbancorp.com, under the heading “SEC Filings.”

About Hometown Financial Group.

Hometown Financial Group, Inc. is a $3.7 billion mutual multi-bank holding company headquartered in Easthampton, Massachusetts, and is the parent company of bankESB, bankHometown, and Abington Bank. These separate and distinct banking franchises offer a complete line of consumer and business deposit and lending products through its 33 branch offices located throughout Massachusetts and northeastern Connecticut.   Hometown Financial Group recently received national recognition as a Top Workplaces USA award winner for 2022.  For more information, visit www.bankHFG.com.

About Randolph Bancorp, Inc.

Randolph Bancorp, Inc. is the holding company for Envision Bank and its Envision Mortgage Division. Envision Bank is a full-service community bank with five retail branch locations, loan operations centers in North Attleborough and Quincy, Massachusetts, three loan production offices located in Massachusetts and one loan production office in southern New Hampshire.  Envision Bank was founded in 1851 as Randolph Savings Bank.  As of June 30, 2022, Randolph Bancorp, Inc. had $775 million in total assets.

Envision Bank also previously established the Envision Bank Foundation, Inc., a nonprofit 501(c)3 corporation organized in 2016 to financially support community projects that improve the quality of life in the markets served by Envision Bank.

2 Batterymarch Park, Suite 301, Quincy, MA 02169  |  877.963.2100  |  randolphbancorp.com

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